GODFREY & KAHN, S.C.
                            ATTORNEYS AT LAW
                          780 North Water Street
                         Milwaukee, Wisconsin 53202
               Phone (414) 273-3500 Fax (414) 273-5198


                                                     April 12, 2002

Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:      Strong Variable Insurance Funds, Inc.

Ladies and Gentlemen:

We  represent  Strong  Variable  Insurance  Funds,  Inc.  (the Company),   in
connection   with  its   filing  of   Post-Effective   Amendment   No.  27  (the
Post-Effective   Amendment)   to   the   Companys   Registration   Statement
(Registration Nos. 33-45321; 811-6553) on Form N-1A under the Securities Act of 1933 (the Securities Act) and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

                                                        Very truly yours,

                                                        GODFREY & KAHN, S.C.

                                                        /s/ Ellen Drought

                                                        Ellen Drought

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